PRIVATE INVESTMENT COMPANY
CUSTODIAN AGREEMENT

THIS AGREEMENT is made and entered into as of this 22nd day of September, 2011, by and among HATTERAS TRADING ADVISORS, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC (the “Advisor”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the Company is a wholly-owned subsidiary of Managed Futures, an investment company registered as such under the Investment Company Act of 1940;

WHEREAS, the Custodian is in the business of, among other things, providing custodial services to private investment companies;

WHEREAS, the Company desires to retain the Custodian to act as custodian of its cash and assets, including securities; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

(a)
“Authorized Person” means any person authorized by the Company, on the list attached hereto as Exhibit A (as amended from time to time), to give Written Instructions on behalf of the Company.  An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(b)
“Written Instructions” mean (i) written instructions signed by two Authorized Persons and received by the Custodian, or (ii) trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access.  Written Instructions may be delivered electronically or by hand, electronic mail or facsimile sending device.

(c)	“Securities” means any “security” as that term is defined in Section 2(a) (36) of the Investment Company Act of 1940, as amended.

ARTICLE 2
APPOINTMENT OF CUSTODIAN

The Company hereby appoints the Custodian as custodian of all cash and assets, including Securities, owned by or in the possession of the Company at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

ARTICLE 3
INSTRUCTIONS

(a)	Unless otherwise provided in this Agreement, the Custodian shall act only upon Written Instructions.

(b)
The Custodian shall be entitled to rely upon any Written Instruction it receives from an Authorized Person pursuant to this Agreement.  The Custodian may assume that any Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Company or of any vote, resolution or proceeding of the Company or the Company’s members, unless and until the Custodian receives Written Instructions to the contrary.

(c)
Where Written Instructions reasonably appear to have been received from an Authorized Person, the Custodian shall incur no liability to the Company in acting upon such Written Instruction provided that the Custodian’s actions comply with the other provisions of this Agreement.

ARTICLE 4
NAMES, TITLES, AND SIGNATURES OF AUTHORIZED PERSONS

The Company shall certify to the Custodian the names, titles, and signatures of Authorized Persons who are authorized to give Written Instructions to the Custodian on behalf of the Company.  The Company agrees that, whenever any change in such authorization occurs, it will file with the Custodian a new certified list of names, titles, and signatures which shall be signed by at least one officer previously certified to the Custodian if such officer still holds an office with the Company.  The Custodian is authorized to rely and act upon the names, titles, and signatures of the individuals as they appear in the most recent certified list which has been delivered to the Custodian.

ARTICLE 5
RECEIPT AND DISBURSEMENT OF MONEY

Section 5.1 The Company shall, from time to time, cause cash owned by the Company to be delivered or paid to the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all cash of the Company is being so deposited or to take any action or to give any notice with respect to cash not so deposited.  The Custodian agrees to hold such cash, together with any other sum collected or received by it, for or on behalf of the Company (the “Company Account”).  The Custodian shall make payments of cash from the Company Account only:

(a)
for bills, statements and other obligations of the Company (including but not limited to obligations in connection with the interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors’ fees, transfer agents’ fees, brokerage commissions, compensation to personnel, and other operating expenses of the Company) pursuant to Written Instructions from the Company setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment;

(b)	as provided in Article 6 hereof; and

(c)	upon the termination of this Agreement.

Section 5.2 The Custodian is hereby appointed the attorney-in-fact of the Company to enforce and collect all checks, drafts, or other orders for the payment of money received by the Custodian for the Company Account and drawn to or to the order of the Company and to deposit them in said account.

ARTICLE 6
CUSTODIAN’S ACTS WITHOUT INSTRUCTIONS

Unless and until the Custodian receives contrary Written Instructions from the Company, the Custodian shall, without order from the Company:

(a)
Present for payment all bills, notes, checks, drafts, and similar items, and all coupons or other income items (except stock dividends), held or received for the account of the Company, and which require presentation in the ordinary course of business, and credit such items to the Company Account pursuant to the Custodian’s then current funds availability schedule, but the Custodian shall have no duty to take action to effect collection of any amount if the assets upon which such payment is due are in default or if payment is refused after due demand and presentation;

(b)	Deposit any cash received by it from, for or on behalf of the Company to the credit of the Company in the Company Account (in its own deposit department without liability for interest); and

(c)	Charge against the Company Account for Company disbursements authorized to be made by the Custodian hereunder and actually made by it, and notify the Company of such charges at least once a month.

ARTICLE 7
TRANSFER TAXES AND OTHER DISBURSEMENTS

The Advisor shall pay or reimburse the Custodian for any transfers incident to the termination of this Agreement, and for all other necessary and proper disbursements, advances and expenses made or incurred by the Custodian in the performance or incident to the termination of this Agreement, and the Custodian shall have a lien upon any cash held by it for the account of the Company for all such items, enforceable, after 30 days’ written notice by registered mail to the Company.  In the event that any advance of funds is made by Custodian on behalf of the Company, the Advisor agree to repay the Custodian on demand the amount of the advance plus accrued interest at the prime rate minus 100 basis points.

ARTICLE 8
CUSTODIAN’S REPORT

The Custodian shall furnish the Company, as of the close of business on the last business day of each month, a statement showing all cash transactions and entries for the Company Account.

ARTICLE 9
COMPENSATION OF CUSTODIAN

The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time).  The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder.  The Advisor shall pay all such fees and reimbursable expenses within 30 calendar days following the receipt of the billing notice, except for any fee or expense subject to a good faith dispute.  The Company shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Company is disputing any amounts in good faith.  The Advisor shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.  With the exception of any fee or expense the Company is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

Section 10.1 Representations and Warranties of the Company.  The Company hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
This Agreement has been duly authorized, executed and delivered by the Company in accordance with all requisite action and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

Section 10.2 Representations and Warranties of the Custodian.  The Custodian hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE 11
STANDARD OF CARE; INDEMNIFICATION; LIMITATION OF LIABILITY

Section 11.1 Standard of Care.  The Custodian shall exercise reasonable care in the performance of its duties under this Agreement.  The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Custodian’s control, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.  The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall promptly notify the Company of any action taken or omitted by the Custodian pursuant to advice of counsel.

Section 11.2 Actual Collection Required.  The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Company or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

Section 11.3 Reliance Upon Documents and Instructions.  The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

Section 11.4 Indemnification by Company.  The Company shall indemnify and hold harmless the Custodian from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that the Custodian may sustain or incur or that may be asserted against the Custodian by any person arising directly or indirectly (a) from any action taken or omitted to be taken by the Custodian (i) at the request or direction of or in reliance on the advice of the Company, or (ii) upon Written Instructions, or (b) from the performance of its obligations under this Agreement, provided that the Custodian shall not be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.  This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.  As used in this paragraph, the term “Custodian” shall include the Custodian’s directors, officers and employees.

Section 11.5 Indemnification by Custodian.  The Custodian shall indemnify and hold harmless the Company from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Company may sustain or incur or that may be asserted against the Company by any person arising out of any action taken or omitted to be taken by the Custodian as a result of the Custodian’s refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.  This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement.  As used in this paragraph, the term “Company” shall include the Company’s directors, officers and employees.

Section 11.6 Security.  If the Custodian advances cash to the Company for any purpose, or in the event that the Custodian incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys' fees) (except such as may arise from its bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Company shall be security therefor, and should the Company fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Company and to dispose of other assets of such Company to the extent necessary to obtain reimbursement or indemnification.

Section 11.7 Miscellaneous.

(a)	Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)
In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Custodian shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. The Custodian will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Custodian.  The Custodian agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available.  Representatives of the Company shall be entitled to inspect the Custodian’s premises and operating capabilities at any time during regular business hours of the Custodian, upon reasonable notice to the Custodian.  Moreover, the Custodian shall provide the Company, at such times as the Company may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of the Custodian relating to the services provided by the Custodian under this Agreement.  Notwithstanding the above, the Custodian reserves the right to reprocess and correct administrative errors at its own expense.

(c)
In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section.  The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

(d)	The indemnity and defense provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

ARTICLE 12
PROPRIETARY AND CONFIDENTIAL INFORMATION

The Custodian agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present, or potential investors thereof (and clients of said investors) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Company.  Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to the receipt thereof from the Company or its agent, shall not be subject to this paragraph.  Further, the Custodian will adhere to any privacy policies adopted by the Company.

ARTICLE 13
RECORDS

The books and records pertaining to the Company, which are in the possession or under the control of the Custodian, shall be the property of the Company.  The Custodian shall keep such books and records in the form and manner, and for such period, as it may deem advisable, as is consistent with industry practice and as is agreeable to the Company.  The Company and Authorized Persons shall have reasonable access to such books and records at all times during the Custodian’s normal business hours.  Upon the reasonable request of the Company, copies of any such books and records shall be provided by the Custodian to the Company or to an Authorized Person, at the Company’s expense.

ARTICLE 14
TERM OF AGREEMENT; AMENDMENT

This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Company.

ARTICLE 15
DUTIES IN THE EVENT OF TERMINATION

Upon termination of this Agreement, the assets of the Company held by the Custodian shall be delivered by the Custodian to a successor custodian upon receipt of Written Instructions designating the successor custodian and if no successor custodian is designated, the Custodian shall, upon such termination, deliver all such assets to the Company.  In addition, the Custodian shall transfer to such successor custodian or to the Company, as the case may be, at the expense of the Company, all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which the Custodian has maintained the same, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor or the Company, as the case may be.

ARTICLE 16
MISCELLANEOUS

(a)
Compliance with Laws.  In the performance of its duties hereunder, the Custodian undertakes to comply with the laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Custodian hereunder.  Except as specifically set forth herein, the Custodian assumes no responsibility for such compliance by the Company.

(b)
Assignment.  This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party.

(c)	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles.

(d)
No Agency Relationship.  Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

(e)
Services Not Exclusive.  Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

(f)
Invalidity.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(g)
Notices.  Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S. Bank National Association
1555 N. Rivercenter Dr., MK-WI-S302
Milwaukee, WI 53212

Attn:  Tom Fuller
Phone: 414-905-6118
Fax: 866-350-5066
and

Notice to the Advisor and Company shall be sent to:

Hatteras Alternative Mutual Funds, LLC
8540 Colonnade Center Drive, Suite 401
Raleigh, NC 27615

(h)
Multiple Originals.  This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

[SIGNATURE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

HATTERAS TRADING ADVISORS                                                                                     U.S. BANK NATIONAL ASSOCIATION

By:           /s/Lance Baker                                                                                                           By: /s/Michael R. McVoy
Name:     Lance Baker                                                                                                                 Name:  Michael R. McVoy
Title:       Treasurer                                                                                                                     Title: Vice President

By:          _______________________________
Name:     _______________________________
Title:       _______________________________

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC

By:           /s/Lance Baker
Name:     Lance Baker
Title:       Treasurer

EXHIBIT A

List of Authorized Persons

Name                                                                                                                     Title

______________________                                                                           Director
Mike Fields

______________________                                                                           Treasurer/CFO
Lance Baker

______________________                                                                   Compliance Officer
Andy Chica

______________________                                                                           Senior Associate
Candi Hughes

A-1

EXHIBIT B   to the Private Investment Company Custody Agreement

Hatteras Trading Advisors

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at September, 2011
Annual Fee Based Upon Market Value*
____ (____ basis point) on average daily market value
Minimum annual fee per account - $____
Plus portfolio transaction fees

Portfolio Transaction Fees
$___ per book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ per short sale
$___ per U.S. Bank repurchase agreement transaction
$___ per option/future contract written, exercised or expired
$___ per mutual fund trade/Fed wire/margin variation Fed wire
$___ per physical security transaction

$___ per segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit B (continued) to the Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at September, 2011
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All			Lebanon	All
Australia	All			Lithuania	All
Austria	All			Luxembourg	All
Bahrain	All			Malaysia	All
Bangladesh	All			Mali*	All
Belgium	All			Malta	All
Benin*	All			Mauritius	All
Bermuda	All			Mexico	All
Botswana	All			Morocco	All
Brazil	All			Namibia	All
Bulgaria	All			Netherlands	All
Burkina Faso*	All			New Zealand	All
Canada	All			Niger*	All
Cayman Islands*	All			Nigeria	All
Channel Islands*	All			Norway	All
Chile	All			Oman	All
China“A” Shares	All			Pakistan	All
China“B” Shares	All			Peru	All
Columbia	All			Philippines	All
Costa Rica	All			Poland	All
Croatia	All			Portugal	All
Cyprus*	All			Qatar	All
Czech Republic	All			Romania	All
Denmark	All			Russia	Equities/Bonds
Ecuador	All			Russia	MINFINs
Egypt	All			Senegal*	All
Estonia	All			Singapore	All
Euromarkets(3)	All			Slovak Republic	All
Finland	All			Slovenia	All
France	All			South Africa	All
Germany	All			South Korea	All
Ghana	All			Spain	All
Greece	All			Sri Lanka	All
Guinea Bissau*	All			Swaziland	All
Hong Kong	All			Sweden	All
Hungary	All			Switzerland	All
Iceland	All			Taiwan	All
India	All			Thailand	All
Indonesia	All			Togo*	All
Ireland	All			Trinidad & Tobago*	All
Israel	All			Tunisia	All
Italy	All			Turkey	All
Ivory Coast	All			UAE	All
Jamaica*	All			United Kingdom	All
Japan	All			Ukraine	All
Jordan	All			Uruguay	All
Kazakhstan	All			Venezuela	All
Kenya	All			Vietnam*	All
Latvia	Equities			Zambia	All
Latvia	Bonds
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Annual Base Fee - $___ per account (fund) will apply.

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $___.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

EXHIBIT C

Shareholder Communications Act Authorization

Name of Company:  Hatteras Trading Advisors

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

_____ Yes	U.S. Bank is authorized to provide my name,
address and security position to requesting
companies whose stock is owned by me.

_____ No	U.S. Bank is NOT authorized to provide my name,
address and security position to requesting
companies whose stock is owned by me.

Name of Company:  Hatteras Trading Advisors

Signature:  /s/Lance Baker

Signature: __________________________

Date: 9/23/11

C-1